UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2008

STERLING BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

TEXAS	0-20750	74-2175590
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2550 North Loop West, Suite 600

Houston, Texas 77092

(Address of principal executive offices) (Zip Code)

(713) 466-8300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Amended and Restated Employment Agreement.

On December 29, 2008, the Company entered into an Amended and Restated Employment Agreement, effective January 1, 2007 (the “New Employment Agreement”), with J. Downey Bridgwater, modifying the existing employment agreement between the Company and Mr. Bridgwater (the “Old Employment Agreement”). The Old Employment Agreement contained provisions stating if, prior to the expiration of the employment term and prior to a change of control, the Company terminates Mr. Bridgwater’s employment without cause, or Mr. Bridgwater voluntarily resigns for “good reason,” the Company shall be obligated to pay Mr. Bridgwater a lump sum cash payment in an amount equal to the aggregate base salary that he would have earned through the remainder of the employment term, and shall be obligated to continue the provision of benefits as provided in the Old Employment Agreement through the employment term. The New Employment Agreement expands the definition of “good reason” to include any material and adverse change in Mr. Bridgwater’s direct reporting relationship to the Board of Directors of the Company.

Additionally, the Old Employment Agreement contained provisions stating if, following a change of control, the Company terminates Mr. Bridgwater’s employment, or Mr. Bridgwater voluntarily resigns for good reason, the Company shall be obligated to pay Mr. Bridgwater a lump sum cash payment equal to three times his base salary and cash bonus, and shall be obligated to continue benefits through the remainder of the employment term or three years after the change of control, whichever is greater. Notwithstanding the foregoing, the Old Employment Agreement stated that the Company was not obligated to provide such severance and benefits following a change of control if the Company terminates Mr. Bridgwater’s employment for death or disability or Mr. Bridgwater voluntarily resigns for other than good reason. The New Employment Agreement expands these exceptions to include termination of Mr. Bridgwater’s employment by the Company for cause or for Mr. Bridgwater’s material breach of any provision of the New Employment Agreement. This amendment creates a more traditional “double trigger” in change of control scenarios.

Finally, the New Employment Agreement allows the Company to defer all or a portion of a payment to Mr. Bridgwater pursuant to the Compensation and Benefits section of the New Employment Agreement, in the event that the payment is not deemed “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code (“Section 162(m)”), until such time as (i) Mr. Bridgwater is no longer a “covered employee” under Section 162(m), or (ii) the fist calendar year the Company reasonably anticipates that the payment can be made without causing a loss of tax deductions under Section 162(m).

The foregoing summary of the New Employment Agreement is qualified in its entirety by reference to the complete text of the New Employment Agreement, a copy of which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement between Sterling Bancshares, Inc., a Texas corporation, and J. Downey Bridgwater effective January 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned authorized officer.

Sterling Bancshares, Inc.

Date: December 29, 2008	By:	/s/ James W. Goolsby, Jr.
James W. Goolsby, Jr.
Executive Vice President and General Counsel